NU SKIN ENTERPRISES, INC.
SECOND AMENDED AND RESTATED
1996 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
(Director Option Agreement)

        This Nonqualified Stock Option Agreement (the “Agreement”) is made effective as of May 4, 1999 (the “Effective Date”), to _____________ (the “Optionee”) under the Nu Skin Enterprises, Inc. Second Amended and Restated 1996 Stock Incentive Plan (the “Plan”) by Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein without definition and defined in the Plan have the same meanings as provided in the Plan.

         1.         GRANT. Pursuant to Section 7 of the Plan, the Company has granted to Optionee ___________ (_________) options (the “Options”) as of the Effective Date as an incentive to remain as a director of the Company and to work to increase the value of the Company for its stockholders. Each Option shall entitle the Optionee to purchase, on the terms and conditions of this Agreement and the Plan, one fully paid and non-assessable share of Class A Common Stock (the “Class A Common Stock”) of the Company at the option price of $_____ per share. The Options are subject to all of the terms and conditions of the Plan and this Agreement.

         2.         NATURE OF OPTION. The Options are intended to constitute Non-qualified Stock Options and the provisions of the Options shall be interpreted consistent therewith.

         3.         TERMS AND EXERCISE PERIOD.

                 (a)          Options awarded under this Agreement may not be exercised at any time until such Options are vested as provided in Section 4 of this Agreement.

                 (b)           Except as otherwise provided in Section 5 of this Agreement the Options granted hereunder shall terminate on the earlier of (i) the tenth anniversary of the date of this Agreement, or (ii) the date such Options are fully exercised.

         4.         VESTING. All of the Options granted hereunder shall vest on May 4, 2000.

         5.         TERMINATION OF SERVICE.

(a)	In the event the Optionee’s service as a director is terminated for any reason, all Options that are not vested at the time of termination of service as a Director shall terminate and be forfeited immediately upon termination of service as a director.

(b)	In the event the Optionee’s service as a director is terminated for any reason, all Options granted hereunder that are vested but unexercised at the time of termination of service as director shall terminate upon the earliest to occur of the following: (i) the full exercise of the Options, (ii) the expiration of the Options by their terms, or (iii) one year following the date of termination of the Optionee’s service as a director. Until such Options have been terminated pursuant to the preceding sentence, the vested Options at the time of termination of service shall be exercisable by the Optionee, the estate of the Optionee, or the person or persons to whom the Options may have been transferred by will or by the laws of descent and distribution for the period set forth in this Section 5(b), as the case may be.

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(c)	In the event that the Optionee (a) commits an act of fraud or intentional misrepresentation related to his or her services as a director, (b) discloses or uses confidential information in a manner detrimental to the Company, (c) competes with the Company, or (d) takes any other actions that are harmful to the interests of the Company, then the Committee shall have the right to terminate this Agreement at their discretion, in which case all Options granted hereunder shall terminate and be forfeited.

         6.         STOCK CERTIFICATES. Within a reasonable time after the exercise of an Option, and the satisfaction of the Optionee's obligations hereunder, the Company shall cause to be delivered to the person entitled thereto a certificate for the shares purchased pursuant to the exercise of such Option.

         7.         TRANSFERABILITY OF OPTIONS. This Agreement and the Options granted hereunder shall not be transferable otherwise than by will or by the laws of descent and distribution, and shall be exercised, during the lifetime of the Optionee, only by the Optionee.

         8.         EXERCISE OF OPTIONS. Options shall become exercisable at such time, as may be provided herein and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary or President of the Company, at its principal office, or such other person as may be designated by the Committee. The notice shall specify the number of Options that are being exercised. The Option Price shall be payable on the exercise of the Options and shall be paid in cash, in shares of Class A Common Stock, including shares of Class A Common Stock acquired pursuant to the Plan, part in cash and part in shares, or such other manner as may be approved by the Committee consistent with the terms of the Plan as it may be amended from time to time. Shares of Class A Common Stock transferred in payment of the Option Price shall be valued as of the date of transfer based on the Fair Market Value of the Company’s Class A Common Stock which for purposes hereof, shall be considered to be the average closing price of the Company’s Class A Common Stock as reported on the New York Stock Exchange for the ten (10) trading days just prior to the date of exercise. Only shares of the Company’s Class A Common Stock which have been held for at least six (6) months may be used to exercise the Option.

         9.         NO RIGHTS AS STOCKHOLDER. This Agreement shall not entitle the Optionee to any rights as a stockholder of the Company until the date of the issuance of a stock certificate to the Optionee for shares pursuant to the exercise of Options covered hereby.

         10.         GOVERNING PLAN DOCUMENT. This Agreement incorporates by reference all of the terms and conditions of the Plan as presently existing and as hereafter amended. The Optionee expressly acknowledges and agrees that the terms and provisions of this Agreement are subject in all respects to the provisions of the Plan. The Optionee also hereby expressly acknowledges, agrees and represents as follows:

                 (a)     Acknowledges receipt of a copy of the Plan and represents that the Optionee is familiar with the provisions of the Plan, and that the Optionee enters into this Agreement subject to all of the provisions of the Plan.

                 (b)     Recognizes that the Committee has been granted complete authority to administer the Plan in its sole discretion, and agrees to accept all decisions related to the Plan and all interpretations of the Plan made by the Committee as final and conclusive upon the Optionee and upon all persons at any time claiming any interest through the Optionee in any Option granted hereunder.

                 (c)     Acknowledges and understands that the establishment of the Plan and the existence of this Agreement are not sufficient, in and of themselves, to exempt the Optionee from the

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requirements of Section 16(b) of the Exchange Act and any rules or regulations promulgated thereunder, and that the Optionee shall not be exempt from such requirements pursuant to Rule 16b-3 unless and until the Optionee shall comply with all applicable requirements of Rule 16b-3, including without limitation, the possible requirement that the Optionee must not sell or otherwise dispose of any share of Class A Common Stock acquired upon exercise of an Option unless and until a period of at least six months shall have elapsed between the date upon which such Option was granted to the Optionee and the date upon which the Optionee desires to sell or otherwise dispose of any share of Class A Common Stock acquired upon exercise of such Option.

                 (d)     Acknowledges and understands that the Optionee’s use of Class A Common Stock owned by the Optionee to pay the Option Price of an Option could have substantial adverse tax consequences to the Optionee, and that the Company recommends that the Optionee consult with a knowledgeable tax advisor before paying the Option Price of any Option with Class A Common Stock.

         11.         REPRESENTATIONS AND WARRANTIES. As a condition to the exercise of any Option granted pursuant to the Plan, the Company may require the person exercising such Option to make any representations and warranties to the Company that legal counsel to the Company may determine to be required or advisable under any applicable law or regulation, including without limitation, representations and warranties that the shares of Class A Common Stock being acquired through the exercise of such Option are being acquired only for investment and without any present intention or view to sell or distribute any such shares.

         12.         OPTIONEE RIGHTS. No provision of this Agreement or the Plan shall be deemed to give to Optionee any right to be retained in the service of the Company, or to interfere in any way with the right of the Company at any time to discontinue using the services of Optionee as an independent contractor or other capacity or to remove Optionee as a director.

         13.         WITHHOLDING OF TAXES. To the extent required by applicable law, the Optionee authorizes the Company to withhold, in accordance with applicable laws and regulations, from any compensation or other payment payable to the Optionee, all federal, state and other taxes attributable to taxable income realized by the Optionee as a result of the grant or exercise of any Options. As a condition to the exercise of any Option, Optionee shall remit to the Company the amount of cash necessary to pay any withholding taxes, if any, associated therewith or make other arrangements acceptable to the Company, in the Company’s sole discretion, for the payment of any withholding taxes.

         14.         EFFECTIVE DATE OF GRANT. Each Option granted pursuant to this Agreement shall be effective as of the date first written above.

         15.         COMPLIANCE WITH LAW AND REGULATIONS. The obligations of the Company hereunder are subject to all applicable federal and state laws and to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Class A Common Stock is then listed and any other government or regulatory agency.

         16.         SECTION REFERENCES. The references to Plan sections shall be to the sections as in existence on the date hereof unless an amendment to the Plan specifically provides otherwise.

         17.         QUESTIONS. All questions regarding this Agreement shall be addressed to M. Truman Hunt.

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IN WITNESS WHEREOF, these parties hereby execute this Agreement to be effective as of the Effective Date.

NU SKIN ENTERPRISES, INC., a Delaware corporation

By: ______________________________
Its: Steven J. Lund, President and CEO

______________________________
Optionee

______________________________

______________________________
Optionee's Address

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